PENN VIRGINIA CORPORATION
ONE RADNOR CORPORATE CENTER
SUITE 200
100 MATSONFORD ROAD
RADNOR, PENNSYLVANIA 19087
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NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
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To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Penn Virginia Corporation (the "Company") to be held at the Marriott Philadelphia West, 111 Crawford Avenue, West Conshohocken, PA 19428, Tuesday, May 1, 2001, at 10:00 a.m., prevailing time, to consider and act on the following matters:

    The election of eight directors, each to serve until the next Annual Meeting of Shareholders, or until their respective successors are duly elected and qualified;
    The approval of the amendment and restatement of the Penn Virginia Corporation 1995 Directors' Stock Option Plan; and
    The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 2, 2001 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

A majority of the issued and outstanding shares of Common Stock of the Company must be represented at the meeting to constitute a quorum. Therefore, all shareholders are urged to attend the meeting or to be represented by proxy.

A copy of the Company's Annual Report for the year ended December 31, 2000 is being mailed to shareholders together with this Notice.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope. If you later find that you will be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before the voting at the Annual Meeting.

By Order of the Board of Directors

/s/ Nancy M. Snyder

(Nancy M. Snyder)

Corporate Secretary

Radnor, Pennsylvania

April 2, 2001

PENN VIRGINIA CORPORATION ---------------------- PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS To Be Held on May 1, 2001 ---------------------- GENERAL INFORMATION

This Proxy Statement and the accompanying proxy are being furnished to shareholders of Penn Virginia Corporation (the "Company") in connection with the solicitation by or on behalf of the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., prevailing time, on May 1, 2001 and at any adjournment, postponement or continuation thereof. The Annual Meeting will be held at the Marriott Philadelphia West, 111 Crawford Avenue, West Conshohocken, PA 19428. This Proxy Statement and the accompanying proxy are first being mailed on or about April 2, 2001. The Company's principal executive offices are located at One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087.

Record Date and Voting Rights

Only shareholders of record at the close of business on March 2, 2001 will be entitled to vote at the Annual Meeting. On that date there were outstanding 8,599,256 shares of Common Stock, par value $6.25 per share, of the Company (the "Common Stock"), and there were 778 record holders of Common Stock.

On each matter to come before the Annual Meeting, holders of Common Stock will be entitled to one vote for each share held. The presence, in person or by proxy, of shareholders entitled to cast a majority of votes will be necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstention and broker non-votes are counted for purposes of determining whether a quorum is present.

Under Virginia law, directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote on the election of directors. Cumulative voting rights do not exist with respect to the election of directors. Approval of the amendment and restatement of the Company's 1995 Directors' Stock Option Plan requires the affirmative vote of at least a majority of the votes cast on the proposal at the Annual Meeting by the holders of outstanding shares of the Common Stock, if the total votes cast on the proposal represent more than 50% of the total outstanding shares of Common Stock. Abstentions will be treated as votes cast and will have the effect of a negative vote on the proposal. Broker non-votes will not be treated as votes cast in determining whether the total votes cast on the proposal represent more than 50% of the total outstanding shares of Common Stock, but otherwise will not affect the outcome of the vote.

Voting of Proxy

All shareholders, regardless of whether they expect to attend the Annual Meeting in person, are requested to vote, date, sign and promptly return the enclosed proxy in the accompanying envelope.

Below are instructions for the voting of shares, as well as information on shareholders' rights as they relate to voting. Some of the instructions differ depending on how the Common Stock is held by the shareholder.

Shares held in "street name." Shareholders holding their shares in "street name" should vote their shares in the method directed by their broker or other nominee.

Shareholders attending the meeting and voting in person. Voting instructions for shareholders planning to attend the Annual Meeting and vote in person are dependant upon the manner in which the shares are held by such shareholder:

  If the shares are registered in a shareholders' name, such shareholder should check the appropriate box on the enclosed proxy card and bring evidence of stock ownership to the Annual Meeting. The proxy card and the evidence of such shareholders' stock ownership will serve as such shareholder's authorization to vote in person at the Annual Meeting; or
  If the shares are registered in the name of a shareholder's broker or other nominee, the shareholder should ask his broker to provide such shareholder with a broker's proxy card in such shareholder's name (which will allow such shareholder to vote such shareholder's shares in person at the Annual Meeting). Such shareholder must also provide evidence of such shareholder's ownership as provided to the shareholder by the broker.

The two officers of the Company designated as proxies to vote shares at the Annual Meeting will vote in accordance with the instructions on the proxy card. If no specific voting instructions are given with respect to the matters to be voted upon, the shares represented by each signed proxy will be voted FOR the election of each of the nominees to the Company's Board of Directors and FOR approval of the amendment and restatement of the Company's 1995 Directors' Stock Option Plan. Management does not expect any matters other than these to be presented for action at the Annual Meeting.

Revocability of Proxy

If a shareholder's shares are registered in such shareholder's name, the shareholder may revoke such shareholder's proxy at any time before it is exercised by (i) filing with the Secretary of the Company a written revocation before the proxy is voted, (ii) submitting to the Company before the taking of the vote a duly executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting the shares subject to such proxy by written ballot at the Annual Meeting. Any shareholder may attend the Annual Meeting and vote in person whether or not a proxy was previously submitted. Attendance at the Annual Meeting will not, in and of itself, constitute the revocation of a proxy.

If a shareholder's shares are held in "street name," such shareholder must contact the shareholder's broker to revoke the proxy.

Written notices to the Company must be addressed to Secretary, Penn Virginia Corporation, One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087. No revocation by written notice shall be effective unless such notice has been received by the Secretary of the Company prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

Proxy Solicitation

The expenses of solicitation of proxies, including the cost of preparing and mailing this Proxy Statement and the accompanying material, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Some officers and employees may solicit proxies personally, by telephone or by mail and will not be additionally compensated therefor.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Unless otherwise indicated, the following table sets forth, as of March 2, 2001, the amount and percentage of the Company's outstanding Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owners	Shares Beneficially Owned (1)	Percent of Class (2)
5% Holders (3):
T. Rowe Price Associates, Inc. 100 East Pratt Street, Baltimore, MD 21202	895,100 (4)	10.41%
Dimensional Fund Advisors Inc. 299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	699,400 (5)	8.13%
Avenir Corporation 1725 K Street, N.W., Suite 401 Washington, DC 20006	555,516	6.46%
Directors:
Richard A. Bachmann	15,173 (6)	-
John D. Cadigan	30,675 (7)	-
A. James Dearlove	179,962 (8)	2.09%
Robert Garrett	13,762 (9)	-
Keith D. Horton	122,679 (10)	1.43%
Peter B. Lilly	13,662 (11)	-
Marsha Reines Perelman	27,616 (12)	-
Joe T. Rye	14,227 (13)	-
Executive Officers:
Ann N. Horton	122,679 (14)	1.43%
James O. Idiaquez	33,698 (15)	-
Nancy M. Snyder	14,067 (16)	-
Steven W. Tholen (17)	15,038 (18)	-
All directors and executive officers as a group (12 persons)	480,559 (19)	5.59%

  Unless otherwise indicated, all shares are owned directly by the named holder and such holder has sole power to vote and dispose of such shares. Shares owned by directors and executive officers include all options that are exercisable by the named holder prior to May 1, 2001. Shares held by executive officers in deferred compensation and ESOP accounts are as of December 31, 2000.

  Based on 8,599,256 shares of Common Stock issued and outstanding on March 2, 2001. Unless otherwise indicated, beneficial ownership is less than 1% of the Company's Common Stock.
  All such information is based on information furnished to the Company by the respective shareholders or contained in filings submitted to the Securities and Exchange Commission (the "SEC") such as Schedules 13D and 13G.
  These shares are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. (which owns 500,000 shares, representing 5.81% of the shares outstanding), to which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims beneficial ownership of such shares.
  Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses voting and/or investment power over the securities of the Company owned by the Portfolios. Dimensional disclaims beneficial ownership of such securities.
  Includes options to purchase 10,600 shares.
  Includes options to purchase 11,000 shares; 1,400 shares held in Mr. Cadigan's Keogh account; 2,000 shares owned by Cadigan Corp. (of which Mr. Cadigan is an officer and director); 10,475 shares owned by a trust (of which Mr. Cadigan is the trustee); and a total of 500 shares held in two separate accounts with respect to which Mr. Cadigan shares voting or investment power.
  Includes options to purchase 151,800 shares; 4,887 shares held in Mr. Dearlove's deferred compensation account; and 11,365 shares held in Mr. Dearlove's ESOP account.
  Includes options to purchase 10,600 shares and 2,162 shares held in Mr. Garrett's Keogh account.
  Includes options to purchase 85,000 shares; options to purchase 20,000 shares held by Mr. Horton's spouse; 2,603 shares held in Mr. Horton's deferred compensation account; 2,194 shares held in his spouse's deferred compensation account; 7,104 shares held in Mr. Horton's ESOP account; and 5,578 shares held in his spouse's ESOP account.
  Includes options to purchase 10,200 shares.
  Includes options to purchase 10,400 shares.
  Includes options to purchase 10,600 shares.
  Includes 200 shares owned by Mrs. Horton's spouse; options to purchase 20,000 shares; options to purchase 85,000 shares held by Mrs. Horton's spouse; 2,194 shares held in Mrs. Horton's deferred compensation account; 2,603 shares held in her spouse's deferred compensation account; 5,578 shares held in Mrs. Horton's ESOP account; and 7,104 shares held in her spouse's ESOP account.
  Includes options to purchase 32,000 shares and 698 shares held in Mr. Idiaquez's ESOP account.
  Includes options to purchase 11,000 shares; 1,719 shares held in Ms. Snyder's deferred compensation account; and 898 shares held in Ms. Snyder's ESOP account.
  Mr. Tholen resigned from his positions as Vice President and Chief Financial Officer effective December 6, 2000.
  Indicates beneficial ownership as of March 6, 2001. Includes 2,638 shares held in Mr. Tholen's ESOP account.
  Includes options to purchase 363,200 shares; 11,403 shares in the deferred compensation accounts of executive officers; and 25,643 shares in the ESOP accounts of executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers, directors and beneficial owners of more than ten percent of the Company's Common Stock to file, by a specified date, reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of such reports to the Company. The Company believes that all such filings were made on a timely basis in 2000 with the exception of two Form 4's which were inadvertently filed late by the Company on behalf of Robert Garrett reporting two sales of an aggregate of 2,007 shares of the Company's Common Stock effectuated by Mr. Garrett.

Proposal No. 1: ELECTION OF DIRECTORS

Eight directors have been nominated by the Board of Directors for election at the Annual Meeting, all of whom are current directors of the Company. Keith D. Horton was elected to the Board in December 2000. The eight directors nominated by the Board for election at the 2001 Annual Meeting are: Richard A. Bachmann, John D. Cadigan, A. James Dearlove, Robert Garrett, Keith D. Horton, Peter B. Lilly, Marsha Reines Perelman and Joe T. Rye. Lennox K. Black, a director since 1984 and Chairman of the Board from 1992 to 2000, and John A. H. Shober, a director since 1978 and Vice Chairman of the Board from 1992 to 1996, have determined not to stand for reelection. The nominees, if elected, will serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Although all nominees currently intend to serve on the Board, if any nominee should decline or be unable to serve, the Board will, if practicable, designate a substitute nominee. The Company has no reason to believe that any nominee will decline or be unable to serve.

The Board of Directors Recommends Shareholders Vote FOR the Election of the Eight Nominees.

Information Regarding Nominees for Election as Director

Following is information regarding the age, positions and offices held with the Company, business experience during at least the past five years and other directorships held by each nominee for director:

Age, Position with the Company, Business Experience During at Least the Past Five Years and Other Directorships	Director of the Company Since

RICHARD A. BACHMANN, age 56

President and Chief Executive Officer of Energy Partners, Ltd., oil and gas exploration and production (Jan. 1997 to date); President and Chief Operating Officer (Oct. 1995 to Jan. 1997) and Executive Vice President - Finance and Administration (May 1989 to Oct. 1995) of Louisiana Land and Exploration Company; Director of Energy Partners, Ltd. and Superior Energy Services, Inc.

1997 (3)(4)(6)

JOHN D. CADIGAN, age 60

President of Rio Petrol, Inc., oil and gas investments (1984 to Apr. 1999); Vice President of Campbell Investment Company, investments (1976 to Apr. 1999); President of Cadigan Corp., oil and gas, investments (1980 to date); Director of Cadigan Corp. and Joshua Green Corporation.

1987(1)(6)

A. JAMES DEARLOVE, age 53

President and Chief Executive Officer of the Company (May 1996 to date); President and Chief Operating Officer of the Company (1994 to May 1996); Senior Vice President of the Company (1992 to 1994); Director of Powell River Project and National Council of Coal Lessors.

1996(1)

ROBERT GARRETT, age 64

Chairman of the Company's Board of Directors (Mar. 2000 to date); President of AdMedia Partners, Inc., investment banking firm serving media and advertising businesses (1990 to date); President of Robert Garrett & Sons, Inc., venture investing and financial advisory company (1986 to date); Director of Mickelberry Communications, Inc.

1997(2)(3)(8)
KEITH D. HORTON, age 47 Executive vice President of the Company (December 2000 to date); Vice President - Eastern Operations of the Company (May 1999 to December 2000); Vice President of the Company (May 1996 to May 1997); President of Penn Virginia Coal Company (April 1996 to date).	2000

PETER B. LILLY, age 52

President and Chief Executive Officer, Vulcan Coal Holdings, LLC, natural resource investments (1998 to date); President and Chief Operating Officer (1995 to 1998) and Executive Vice President (1994 to 1995) of Peabody Holding Company, Inc., coal operations; President of Eastern Associated Coal Corporation (1991 to 1994); Director of Vulcan Coal Holdings, Inc. and Imtek Corp.

1999(5)(7)
Age, Position with the Company, Business Experience During at Least the Past Five Years and Other Directorships	Director Since

MARSHA REINES PERELMAN, age 50

Founder and Chief Executive Officer of Woodforde Management, Inc., holding company (1993 to date); President and Chief Executive Officer of the Philadelphia Zoo (1991 to 1992); founder and President of Clearfield Ohio Holdings, Inc., energy company (1983 to 1990); founder and Vice President of Clearfield Energy, Inc., energy company (1983 to 1990).

1998(4)(5)(6)

JOE T. RYE, age 62

President of Joe T. Rye, P.C., business consulting (1992 to date); Trustee of Universal Seismic Liquidating Trust (May 2000 to date); President and Chief Executive Officer of Universal Seismic Associates, Inc., oil and gas exploration and production and seismic acquisition and processing (Nov. 1997 to May 2000); Senior Vice President and Chief Financial Officer of Seagull Energy Corporation (1982 to 1992).

1997 (5)(6)

  Member of the Executive Committee.
  Member of the Executive Committee since May 2000.
  Member of the Compensation and Benefits Committee until May 2000.
  Member of the Compensation and Benefits Committee since May 2000.
  Member of the Audit Committee.
  Member of the Oil and Gas Committee.
  Member of the Coal Committee.
  Member of the Coal Committee until May 2000.

Mr. Horton is the spouse of Ann N. Horton, the Company's Vice President and Controller.

Mr. Black served as a member of the Executive Committee during the Company's fiscal year ended December 31, 2000.

Mr. Shober served as Chairman of the Company's Compensation and Benefits Committee and a member of the Company's Coal Committee during the Company's fiscal year ended December 31, 2000.

Additional Information About the Board of Directors and Committees

The Board of Directors held seven meetings in 2000. The Board has five committees consisting of the Executive Committee, the Compensation and Benefits Committee, the Audit Committee, the Oil and Gas Committee and the Coal Committee. The Board does not have a nominating committee. During fiscal year 2000, each director except Lennox K. Black attended at least 75 percent of the aggregate of all meetings of the Board of Directors and committees of the Board on which he served.

The Executive Committee. The Executive Committee, subject to certain exceptions and applicable law, has and may exercise the full power of the Board in managing the business and affairs of the Company when the Board is not in session. The Executive Committee did not meet in 2000.

The Compensation and Benefits Committee. The Compensation and Benefits Committee reviews and makes recommendations to the Board of Directors regarding compensation for officers of the Company, periodically reviews the Company's and its subsidiaries' employee benefit plans and reports its recommendations to the Board of Directors. The Compensation and Benefits Committee met twice in 2000.

The Audit Committee. The Audit Committee works with the Company's independent auditors and internal audit department to determine whether such activities are reasonably designed to assure the soundness of accounting and financial procedures. The Audit Committee is composed of independent directors, and acts under a written charter adopted and approved by the Board of Directors in May 2000. Each of the members of the Audit Committee is independent, as defined by the New York Stock Exchange listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. The Audit Committee annually reviews the Company's accounting policies and the objectivity of its financial reporting and considers the qualifications of the Company's independent auditors and the scope of their audit and makes recommendations to the Board as to their selection. The Audit Committee is also responsible for recommending to the Board that the Company's financial statements be included in its annual report. The Audit Committee met six times in 2000.

The Oil and Gas Committee. The Oil and Gas Committee reviews and assesses certain management proposed oil and gas acquisitions and, following completion of the Company's due diligence, recommends to the Board whether such acquisitions should be consummated. The Oil and Gas Committee met once in 2000.

The Coal Committee reviews and assesses certain management proposed coal acquisitions and, following completion of the Company's due diligence, recommends to the Board whether such acquisitions should be consummated. The Coal Committee met once in 2000.

Compensation of Directors

Each non-employee director, other than the Chairman of the Board, receives 1,000 shares of the Company's Common Stock on the Annual Meeting date and quarterly payments of $2,500 paid, at the director's option, in cash or shares of the Company's Common Stock. Directors appointed between Annual Meeting dates receive a pro rata portion of shares and cash. Each non-employee director, other than the Chairman of the Board, also receives $1,000 for each Board of Directors and committee meeting he attends paid, at his option, in cash or the Company's Common Stock. Committee Chairmen receive an additional $250 of cash or stock for each meeting they chair.

The Chairman of the Board receives 1,000 shares of the Company's Common Stock on the Annual Meeting date and monthly cash payments of $5,000 each. He does not receive meeting fees.

The Company also grants to each director, including the Chairman of the Board, an option to purchase 10,000 shares of the Company's Common Stock upon appointment to the Board and on the first business day of each year an option to purchase 200 additional shares of the Company's Common Stock. Beginning in January 2001, only non-employee directors will be eligible to receive these grants.

AUDIT COMMITTEE REPORT

EXCEPT AS OTHERWISE PROVIDED BY THE EXCHANGE ACT, THE FOLLOWING REPORT OF THE COMPANY'S AUDIT COMMITTEE SHALL NOT BE DEEMED SOLICITING MATERIAL, SHALL NOT BE DEEMED FILED WITH THE SEC UNDER THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED AND SHALL NOT OTHERWISE BE SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

Under the rules established by the SEC, the Company is required to provide certain information about the Company's independent auditors and the Company's financial statements for its most recently ended fiscal year. The Audit Committee of the Board of Directors has furnished the following report in fulfillment of the SEC's requirements.

As discussed above, the responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as the Company's independent accountants and that the Company's financial statements be included in it's annual report. The Audit Committee took a number of steps in making these recommendations for fiscal year 2000. First, the Audit Committee discussed with Arthur Andersen LLP ("Arthur Andersen"), the Company's independent accountants for fiscal 2000, those matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the Company's financial reporting and disclosure process. Second, the Audit Committee discussed with Arthur Andersen its independence and received from Arthur Andersen a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed with the Company's management and Arthur Andersen the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000. Based on the discussions with Arthur Andersen concerning the audit, the independence discussions, the financial statement review and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company's financial statements be included in it's 2000 Annual Report on Form 10-K.

Joe T. Rye (Chairman) Peter B. Lilly Marsha Reines Perelman

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by the Company during each of the years 2000, 1999 and 1998 for services rendered in all capacities to the Chief Executive Officer, the four other most highly compensated executive officers whose compensation exceeded $100,000 in 2000 and one officer who resigned prior to year end whose compensation exceeded $100,000 in 2000.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)
A. James Dearlove	2000	$280,000	$150,000		13,200 (2)	$20,556(3)
President and Chief	1999	280,000	80,000		6,200 (2)	13,579
Executive Officer	1998	270,000	60,000		200 (2)	13,124

Keith D. Horton	2000	185,000	100,000		9,000	15,123(4)
Executive Vice	1999	170,000	60,000		6,000	13,299
President	1998	140,000	30,000		0	15,138

James O. Idiaquez	2000	165,000	75,000		9,000	14,223(5)
Executive Vice President and Chief Financial	1999 1998	155,000 30,000	60,000 5,000		3,000 20,000	2,848 116
Officer (6)

Nancy M. Snyder	2000	125,000	65,000		6,000	11,258(7)
Vice President, General Counsel	1999 1998	107,673 73,607	30,000 10,000		5,000	11,800 3,236
and Corporate Secretary

Ann N. Horton	2000	115,000	45,000		0	11,196(8)
Vice President	1999	100,000	50,000		5,000	14,368
And Controller	1998	91,000	10,000		3,000	10,906

Steven W. Tholen	2000	190,000	0		7,500	15,386(9)
Vice President and	1999	180,000	50,000		6,000	13,270
Chief Financial Officer (10)	1998	170,000	35,000		0	14,371

  No named executive officer received perquisites or other personal benefits, securities or other property which, in the aggregate, exceeded ten percent of such executive's total annual salary and bonus.

  200 of these options were granted under the Company's 1995 Directors' Stock Option Plan.
  Includes Company contributions to Mr. Dearlove's deferred compensation accounts, ESOP account and life insurance premiums of $4,000, $15,728 and$828, respectively.
  Includes Company contributions to Mr. Horton's deferred compensation accounts, ESOP account and life insurance premiums of $4,000, $10,583 and $540, respectively.
  Includes Company contributions to Mr. Idiaquez's deferred compensation account, ESOP account and life insurance premiums of $4,000, $9,671 and $552, respectively.
  Mr. Idiaquez joined the Company in October 1998.
  Includes Company contributions to Ms. Snyder's deferred compensation accounts, ESOP account and life insurance premiums of $4,000, $6,905 and $353, respectively.
  Includes company contributions to Mrs. Horton's deferred compensation accounts, ESOP account and life insurance premiums of $4,000, $6,918 and $278, respectively.
  Includes Company contributions to Mr. Tholen's deferred compensation accounts, ESOP account and life insurance premiums of $4,000, $10,558 and $828, respectively.
  Mr. Tholen resigned from his positions as Vice President and Chief Financial Officer effective December 6, 2000.

The following two tables set forth certain information regarding options granted and exercised under the Company's 1999 Employee Stock Incentive Plan, 1994 Stock Option Plan and 1995 Directors' Stock Option Plan during 2000 to each of the executives named in the Summary Compensation Table.

Individual Option Grants in Fiscal Year 2000

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in 2000 (1)	Exercise Price ($/sh)	Expiration Date	Grant Date Present Value ($)(2)
A. James Dearlove	13,200	29.21%(3)	17.375	February 7, 2010	5.02
Keith D. Horton	9,000	20.22%	17.375	February 7, 2010	5.02
James O. Idiaquez	9,000	20.22%	17.375	February 7, 2010	5.02
Nancy M. Snyder	6,000	13.48%	17.375	February 7, 2010	5.02
Ann N. Horton	0	0	--	--	--
Steven W. Tholen	7,500	16.85%	17.375	February 7, 2010	5.02

  Options to purchase a total of 44,500 shares of Common Stock were granted to employees during the Company's fiscal year ended December 31, 2000. These options vest one year after date of grant.

  The Black-Scholes model was used to determine the grant date present value of the stock options. This method requires the use of certain assumptions that affect the value of the options. The assumptions used in this model are the volatility of the Company's stock price, an estimate of the risk-free interest rate and expected dividend yield. For purposes of this model, a 37.0 to 37.1% volatility factor, a 6.9 to 7.0% risk-free interest rate and a 5.2 to 5.4% expected dividend rate were used. No adjustments were made for non-transferability or for risk of forfeiture of the stock options. This model assumes all of the options are exercised by the eighth year. There is no assurance that these assumptions will prove true in the future. The actual value of the options depends on the market price of the Common Stock at the date of exercise, which may vary from the theoretical value indicated in the table.
  Of these options, 200 were granted under the 1995 Directors' Stock Option Plan and, therefore, were not included in the calculation of percent of total options granted to employees. The expiration date of these 200 options is January 3, 2010 and the exercise price per share of these 200 options is $16.625.

Aggregated Option Exercises in Fiscal Year 2000 and Fiscal Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money-Options at Fiscal Year-End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
A. James Dearlove	90,000	649,312	138,600	13,200	1,987,491	208,908
Keith D. Horton	26,000	312,976	81,000	9,000	1,155,203	142,335
James O. Idiaquez	0	0	23,000	9,000	269,745	142,335
Nancy M. Snyder	0	0	10,000	6,000	94,712	94,890
Ann N. Horton	16,000	280,065	20,000	0	218,238	0
Steven w. Tholen	0	0	136,000	7,500	2,024,715	118,613

  Values are calculated by multiplying the amount by which the market value per share of the Company's Common Stock exceeded the option exercise price per share at December 31, 2000 times the number of shares underlying the option.

Change-in-Control Arrangements

General Severance Policy. Under the Company's severance policy, all officers whose employment is terminated following a change in control (as defined in the policy) of the Company will receive certain payments according to a formula based on the officer's salary, length of service with the Company and age. The maximum amount payable to an officer under the policy is 250 percent of such officer's then-current annual salary. The following table indicates amounts payable to the executives named in the Summary Compensation Table other than Steven W. Tholen who is no longer employed by the Company.

	Number of Months	Amounts payable
A. James Dearlove.......	27.00	$630,000
Keith D. Horton............	18.75	$289,062
James O. Idiaquez........	15.75	$216,562
Nancy M. Snyder.........	15.00	$156,250
Ann N. Horton.............	18.75	$179,687

COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXCEPT AS OTHERWISE PROVIDED BY THE EXCHANGE ACT, THE FOLLOWING REPORT OF THE COMPANY'S COMPENSATION AND BENEFITS COMMITTEE AND THE PERFORMANCE GRAPH THAT IMMEDIATELY FOLLOWS SUCH REPORT SHALL NOT BE DEEMED SOLICITING MATERIAL, SHALL NOT BE DEEMED FILED WITH THE SEC UNDER THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED AND SHALL NOT OTHERWISE BE SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

Under the rules established by the SEC, the Company is required to provide certain information about the compensation and benefits of the Company's executive officers including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table. The disclosure requirements for these officers include the use of specified tables and a report of the Company's Compensation and Benefits Committee reviewing the factors that resulted in compensation decisions affecting these officers and the Company's other executive officers. The Compensation Committee of the Board of Directors has furnished the following report in fulfillment of the SEC's requirements. No members of the Compensation Committee are current officers of the Company or have other interlocking relationships as defined by the SEC. Mr. Shober formerly served as President and Chief Executive Officer or Chief Operating Officer of the Company during the period from 1978 to 1992.

Compensation Philosophy. The Company's executive compensation program consists of a base salary, an annual bonus and long-term stock incentives. The Company believes its compensation program provides levels of compensation which are competitive with those of industry peers. The Company also believes its program serves to attract, reward, motivate and retain key personnel.

Base Salary. Individual base salaries of executive officers other than the Chief Executive Officer are recommended by the Chief Executive Officer and reviewed by the Committee annually. Salaries are determined based on an evaluation of each executive officer's attainment of certain job-specific goals and contributions to overall corporate performance. The Committee assigns significant weight to Mr. Dearlove's evaluations and recommendations concerning base salaries of the Company's other executives.

Incentive Bonus. The Committee considers on an annual basis whether to pay cash bonuses to some or all executives. Whether an executive receives a cash bonus and, if so, the amount of the bonus are based on two criteria: the Company's attainment of certain predetermined quantitative financial measures and levels of production, which the Company believes reflect operational return on investment, and an analysis of the executive's level of attainment of certain job-specific goals.

Stock Incentives. The Committee also considers on an annual basis whether to award stock options or shares of restricted stock to some or all executives under the Company's 1999 Employee Stock Incentive Plan. Stock awards are based on the same criteria used to determine annual cash bonuses.

Chief Executive Officer Compensation. Mr. Dearlove's compensation was based on the same financial and other criteria used to determine the salaries of the Company's other executive officers.

Summary. The Company's compensation strategy is to provide total compensation commensurate with the achievement of specific financial, operational and strategic objectives. The Committee believes the design of the Company's compensation program is conducive to the Company's attracting and retaining a quality management team and that it provides the members of that team with the incentive to maximize the Company's long term operational performance.

Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to publicly held companies for "non-performanced based" compensation of more than $1 million paid to a company's chief executive officer or any executive officer named in its Summary Compensation Table. The Company believes that Section 162(m) will not have any effect on the deductibility of the compensation of the Chief Executive Officer and the other executives named in the Summary Compensation Table for 2000; however, Section 162(m) will not preclude the Compensation Committee from awarding compensation in excess of $1 million if the Compensation Committee determines that such compensation is warranted in the future.

Compensation and Benefits Committee

John A. H. Shober (Chairman)

Richard A. Bachmann

Marsha Reines Perelman

PERFORMANCE GRAPH

The following graph compares the Company's five-year cumulative total shareholder return (assuming reinvestment of dividends) with the cumulative total return of the Standard & Poor's Oil and Gas Exploration & Production 600 Index and the Standard & Poor's SmallCap 600 Index. There are sixteen companies in the Standard & Poor's Oil and Gas Exploration & Production 600 Index: Barrett Resources Corp., Brown (Tom), Inc., Cabot Oil & Gas Corp., Cross Timbers Oil Co., HS Resources, Inc., Louis Dreyfus Natural Gas Corp., Newfield Exploration Co., Nuevo Energy Co., Patina Oil & Gas Corp., Plains Resources, Inc., Pogo Producing Co., Remington Oil & Gas, Stone Energy Corp., Swift Energy Co. and Vintage Petroleum, Inc. The graph assumes $100 is invested on January 1, 1996 in Penn Virginia Corporation and each index at December 31, 1995 closing prices.

Previously, the Company had included the Dow Jones Coal Index, which is the only published coal industry line of business index, in the performance graphs depicted in its Proxy Statement. However, the Company has not included the Dow Jones Coal Index in the current performance graphs, since the Dow Jones Coal Index does not currently include any United States companies. The Company has not included any peer group line-of-business performance graph related to its coal royalty business, since there do not currently exist any public companies engaged only in the coal land management and royalty business. Rather, the currently existing public coal industry companies are engaged in coal mining operations, a business which is not comparable to the business of the Company.
Comparison of Five-Year Cumulative Total Return Penn Virginia, S&P Exploration & Production 600 Index and S&P SmallCap 600 Index

	1995	1996	1997	1998	1999	2000
Penn Virginia Corporation	100	152	199	129	123	253
S&P Oil & Gas Exploration & Production 600 Index	100	171	154	93	117	230
S&P SmallCap 600 Index	100	121	152	150	169	189

EMPLOYEES' RETIREMENT PLAN

As of June 30, 1996, the Company froze benefits under its noncontributory defined benefit pension plan at which time each participating employee was granted a nonforfeitable right to 100 percent of his accrued benefit. In general, the pension plan provides for payment of annual retirement benefits to eligible employees who retire at age 65. The amount of the pension payment is based on a career average benefit formula, which takes into account years of service and annual earnings of the employee. The pension plan also provides for deferred retirement benefits for disabled employees, reduced benefits for early retirement and additional accruals for years of service beyond age 65 prior to June 30, 1996.

The following table shows the estimated annual pension benefits payable to employees of the Company, upon retirement at age 65, in various remuneration and years-of-service classifications, assuming the election of a pension benefit payable as a life annuity with five years certain. The table is representative of an employee who is currently age 65. Benefit amounts set forth in the table are not presently subject to any deduction for Social Security benefits or other offset amounts.

Estimated Annual Retirement Benefits

Annual Compensation	Years of Service
	15	20	25
$125,000	$23,375	$32,500	$40,625
$150,000	$29,250	$39,000	$48,750
$175,000(1)	$31,200	$41,600	$52,000
$200,000(1)	$31,200	$41,600	$52,000
$225,000(1)	$31,200	$41,600	$52,000
$250,000(1)	$31,200	$41,600	$52,000
$275,000(1)	$31,200	$41,600	$52,000

  Beginning in 1989, the Code restricted the amount of annual compensation which may be considered in the computation of benefits payable from a qualified pension plan. The 1996 compensation limit was $150,000. Benefit accruals ceased as of June 30, 1996.

Separate Code Section 415 restrictions limit the annual benefit payable to $135,000 in each of 1999 and 2000.

Credited years of service under the pension plan prior to benefits having been frozen for Messrs. Dearlove, Horton and Tholen and Mrs. Horton are 19, 16, 1 and 16, respectively.

The Company terminated the pension plan as of December 31, 2000 subject to approvals by the Pension Benefit Guaranty Corporation and the Internal Revenue Service. The Company expects to obtain the approvals in 2001.

Proposal No. 2: APPROVAL OF AMENDMENT AND RESTATEMENT
OF THE 1995 DIRECTORS' STOCK OPTION PLAN

On February 7, 2001 the Board of Directors of the Company approved the amendment and restatement of the Company's 1995 Directors' Stock Option Plan, subject to shareholder approval. Following is a summary description of the Plan, as amended and restated.

The Board of Directors Recommends Shareholders Vote FOR the Amendment and Restatement of the Plan.

Amendment and Restatement of the Director Plan

The Company's 1995 Directors' Stock Option Plan (the "Plan"), as amended and restated, provides for (i) the grant to each non-employee director of the Company of a non-qualified option to purchase 10,000 shares of the Company's Common Stock upon election to the Board of Directors, (ii) an annual grant to each non-employee director of the Company of a non-qualified option to purchase 200 shares of the Company's Common Stock on the first business day of January in each of the years 1996 through 2002, (iii) the annual issuance to each non-employee director of 1,000 shares of the Company's Common Stock, (iv) the quarterly payment to each non-employee director of $2,500 paid, at the director's option, in cash or shares of the Company's Common Stock and (v) the payment to each non-employee director of $1,000 in meeting fees ($1,250 for committee chairman) for each Board of Directors and committee meeting attended by the director paid, at his option, in cash or shares of the Company's Common Stock. There are currently seven directors eligible to receive options and shares of the Company's Common Stock under the Plan.

The total number of shares of Common Stock issuable for all purposes under the Plan is currently 200,000. As of March 15, 2001, options to purchase 129,000 shares of Common Stock available under the Plan had been granted, and 1,265 shares of the Company's Common Stock available under the Plan had been issued.

The purpose of the Plan is to enhance the ability of the Company to attract and retain highly qualified directors, to compensate them for their services to the Company and, in so doing, to strengthen the alignment of the interest of the directors with the interests of the shareholders by ensuring ongoing ownership of the Company's Common Stock. In order to continue to provide these benefits, the Board of Directors of the Company has approved amending and restating the Plan to extend the termination date of the Plan to the second business day of January 2004 and to increase the number of shares of Common Stock available for awards thereunder from 200,000 shares to 300,000 shares. Under its current terms, the Plan would have terminated on January 3, 2002. In addition, the Plan has been amended to exclude employee directors from eligibility thereunder.

The Plan is administered by the Board of Directors. The Board of Directors of the Company may amend the Plan, but no amendment may be made (i) that would adversely affect outstanding options without the optionee's consent, (ii) without the approval of the shareholders if required to comply with any tax, stock exchange or regulatory requirement or (iii) that would increase the aggregate number of shares that may be issued upon the exercise of options, other than with respect to adjustments to reflect certain corporate transactions as set forth in the Plan.

Non-Qualified Stock Options

The exercise price of an option granted under the Plan may not be less than 100% of the fair market value per share of the Company's Common Stock on the date such option is granted.

Options granted under the Plan are evidenced by written agreements in a form consistent with the Plan as the Board of Directors shall approve from time to time. The options are exercisable after one year of service on the Board of Directors and prior to ten years following the date of grant. Options are immediately exercisable upon a change in control of the Company. Options are not transferable other than by will or the laws of descent and distribution or to the spouse, children or grandchildren of an optionee or a trust for the exclusive benefit of any such family member. Options are exercisable for six months after death by the optionee's transferee. Any option which expires, is canceled or terminates for any reason without having been fully exercised or vested may again be made subject to an option under the Plan.

The option exercise price must be paid in full at the time of exercise. Payment must be made in cash, in shares of the Company's Common Stock valued at their then fair market value, or a combination thereof, as determined at the discretion of the Board of Directors. An optionee may enter into an agreement with a brokerage firm whereby the optionee will simultaneously exercise the option and sell the shares acquired thereby and the brokerage firm executing the sale will remit to the Company from the proceeds of sale the exercise price of the shares as to which the option has been exercised.

Appropriate adjustments to outstanding options and to the number or kind of shares subject to the Plan are provided for in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions involving the Company, including a merger or sale of substantially all of the assets of the Company.

Federal Income Tax Consequences

The rules governing the tax treatment of stock options and stock are complex. Therefore, the description of the federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretation, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Non-Qualified Stock Options. With respect to options, the holder will recognize no taxable income at the time of grant. Upon exercise of an option, the holder will recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The holder will recognize as a capital gain or loss any profit or loss realized on the sale or exchange of any share disposed of or sold. In most cases, the Company will be entitled to deduct an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.

Shares of Common Stock. A holder of Common Stock will recognize income equal to the fair market value of the stock at the time of issuance. The Company will generally be entitled to a deduction, in the amount of the ordinary income recognized by the holder, for the Company's taxable year in which the holder recognizes such income.

Vote Required

Approval of the Amendment and Restatement of the Plan will require the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of outstanding shares of the Company's Common Stock, if the total votes cast on the proposal represent more than 50% of total outstanding shares of the Company's Common Stock. Abstentions will be treated as votes cast and will have the effect of negative votes. Broker non-votes will not be treated as votes cast for determining whether the total votes cast on the proposal represent more than 50% of the total outstanding shares of the Company's Common Stock, but otherwise will not affect the outcome of the vote.

MISCELLANEOUS

Independent Accountants

Upon recommendation of the Audit Committee, the Company has reappointed Arthur Andersen as the independent accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2001. Representatives of Arthur Andersen will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees. Audit fees billed to the Company by Arthur Andersen during the Company's 2000 fiscal year for the audit of the Company's annual financial statements and the review of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $152,250.

Financial Information Systems Design and Implementation Fees. The Company did not engage Arthur Andersen to provide advice to the Company regarding financial information system design and implementation during the fiscal year ended December 31, 2000.

All Other Fees. Fees billed to the Company by Arthur Andersen during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $83,300.

The Audit Committee considered whether Arthur Andersen's fees for non-audit services performed in fiscal year 2000 were compatible with Arthur Andersen maintaining its independence with respect to the Company.

Other Matters

The Board of Directors knows of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, however, it is the intention of the persons designated as proxies to vote on them in accordance with their best judgment.

Shareholder Proposals

Any proposal submitted by shareholders for inclusion in the Company's proxy statement and form of proxy for the 2002 Annual Meeting of the Shareholders of the Company must be received by the Company at its corporate offices in Radnor, Pennsylvania on or before January 2, 2002, and must comply in all other respects with the Company's Bylaws and applicable rules and regulations of the SEC relating to such inclusion.

The Company's Bylaws require that to have a proposal voted upon at the 2002 Annual Meeting, the proposing shareholder must have delivered in writing to the Company, (a) notice of such proposal by not later than February 1, 2002 or earlier than November 2, 2001, (b) if the proposal relates to a change to the Company's Articles of Incorporation or Bylaws, the text of any such change and an opinion of counsel to the effect that neither the Articles of Incorporation nor Bylaws resulting from such proposal would be in conflict with Virginia law, (c) evidence of such shareholder's status as such and of the number of shares beneficially owned by him and (d) a list of the names and addresses of any other beneficial owners with whom such shareholder is acting in concert and the number of shares owned by them. Any shareholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary.

Annual Report and Form 10-K

The Company is sending a copy of its 2000 Annual Report to shareholders along with the proxy materials. The Annual Report contains a copy of the Company's Annual Report on Form 10-K (without exhibits) as filed with the SEC.

By Order of the Board of Directors

/s/ Nancy M. Snyder

Nancy M. Snyder

Corporate Secretary

April 2, 2001

Appendix A

PENN VIRGINIA CORPORATION

AUDIT COMMITTEE CHARTER

The purpose of the Audit Committee Charter is to give the committee members a reference guide for their responsibilities and provide a systematic structure for discussions between the Committee, Management, independent auditors, internal auditors and others. The charter is to be reviewed and reassessed for adequacy by the Audit Committee annually.

AUDIT COMMITTEE

The Board of Directors, acting by resolution adopted by a majority of the full Board of Directors, shall elect from among its members an Audit Committee consisting of at least three members. The Audit Committee members must have a strong knowledge of the Company and the industry, be (or become within a reasonable time after appointment) financially literate (have a basic understanding of finance and accounting and be able to read and understand financial statements, including a company's balance sheet, income statement and statement of cash flows). In addition, at least one member must have accounting or related financial management expertise. The Board of Directors shall interpret all such qualifications of the Audit Committee members using its business judgment. The members of the Audit Committee must be non-employee members of the Board of Directors who have no relationship that may interfere with the exercise of their independence from Management or Penn Virginia Corporation. A person may not serve as a member of the Audit Committee of the Board of Directors if that person:

  Is or was at any time during the previous three years an employee of Penn Virginia Corporation or its affiliates;
  Currently, or at any time during the previous three years, (a) has or has had a direct business relationship, including commercial, industrial, banking, consulting, legal, accounting or other relationships, with Penn Virginia Corporation or (b) is or has been a partner, controlling shareholder, officer or employee of an organization that has a business relationship, including commercial, industrial, banking, consulting, legal, accounting or other relationships, with Penn Virginia Corporation, unless the Board of Directors determines in its business judgment that the relationship described in either (a) or (b) above does not interfere with the director's exercise of independent judgment;
  Is an executive of another corporation, in which corporation any executive of Penn Virginia Corporation currently serves on its compensation committee; or
  Is a spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law of, or shares a home with, a person who is or has been at any time during the previous three years an executive officer of Penn Virginia Corporation or any of its affiliates.

Notwithstanding the foregoing, the Board of Directors may appoint to the Audit Committee one non-employee director that would otherwise be disqualified under 1 or 2 above, if the Board of Directors determines in its business judgment that such director's membership on the Audit Committee will serve the best interests of Penn Virginia Corporation and its shareholders.

AUDIT COMMITTEE CHAIRMAN

A Chairman should be elected by the full Board of Directors. The Chairman should be knowledgeable about the Company and have requisite industry, business, financial and leadership skills.

The responsibilities of the Chairman include, but are not limited to:

  Build and maintain strong relationships with committee members, the Board, Management, and the independent and internal auditors
  Meet with new Committee members to assist in orientation
  Review and agree on meeting agendas to assure correct focus and time allocation at least one week in advance
  Ensure the Committee members have a thorough understanding of the key risk areas of the Company
  Work with Management and other Committee members to agree on an annual detailed plan of committee activities
  Lead a Committee periodic self-assessment process including a self-assessment of the financial literacy and other skills of Committee members against those skills that are needed to fulfill the Committee's roles and responsibilities
  Review the Committee's annual performance assessment of the internal and independent auditors

RESPONSIBILITIES OF AUDIT COMMITTEE

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing: (1) the financial information provided to the shareholders and others, (2) the system of internal controls Management and the Board of Directors have established and (3) all audit processes. The Audit Committee also is responsible for setting the proper overall financial tone of the Company. This includes creating an environment with mutual openness, honesty, and candor. This will allow the members to ask questions concerning financial disclosures, accounting principles used, and safeguarding the assets to achieve a better understanding of the integrity of financial reporting, Management and the overall Company environment. The independent auditors are accountable to the Board of Directors and the Audit Committee.

The Audit Committee's responsibilities include, but are not limited to:

Review Financial Information

  Maintain supportive, trusting, and inquisitive relationships between Management, the internal auditor, the independent auditors, and the Board of Directors

  Review all annual financial reports to shareholders with particular emphasis on the accuracy and completeness of information, key disclosures, changes from prior reporting periods, and important judgment questions impacting the overall integrity of the information
  Review and approve important Company accounting principles and changes therein
  Assess alternative accounting principles proposed or considered
  Review and discuss the audited financial statements with Management
  Review and discuss with the independent auditors their judgment regarding the quality, not just the acceptability, of the Company's accounting principles as applied to its financial reporting on a quarterly basis prior to the filing of the Form 10-Q or Form 10-K with a focus on relevance, reliability, comparability and understandability
  Review the independent auditor's annual report on the financial statements, qualitative judgments about the appropriateness of accounting principles, financial disclosures and underlying estimates thereof

Review Internal Controls

  Review the adequacy of the Company's overall control environment

  Inquire of Management and the independent and internal auditors about significant risks and exposures, then assess Management's steps to minimize risk

Investor Relations

  Understand and assess Company processes and policies for communication with shareholders, institutional investors, analysts and brokers

  Meet annually with the Chief Executive Officer to obtain an understanding of the investor community's overall views and concerns about the Company

Independent Auditors

  Have the ultimate authority, along with the Board of Directors, to select, evaluate and, where deemed appropriate, dismiss the independent auditors
  Evaluate the performance of the independent auditors
  Review the audit fees and performances of the independent auditors to ascertain that a comprehensive and complete audit is received
  Discuss matters required by SAS 61 with the independent auditors
  Ensure that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company and otherwise complying with ISB Standard No. 1
  Review such written statements and discuss the auditors' independence with the auditors
  Recommend that the Board of Directors take appropriate action in response to the independent auditors' written statements to satisfy itself of the independent auditors' independence.

Internal Audit

  Ensure the Internal Auditor and the independent auditors coordinate the internal and independent audits to assure completeness of coverage, avoidance of redundancy and use audit resources effectively
  Meet with the independent and internal auditors in executive session to discuss any matters the Committee or these groups believe should be discussed privately with the Audit Committee
  Approve and review the audit scope and procedural plans made by the internal and independent auditors on an annual basis
  Maintain a direct line of communication with the Internal Auditor
  Review and approve any personnel changes in the Internal Audit position
  Review Internal Audit's findings during the year and Management's responses
  Review, reassess the adequacy of, and approve the Internal Audit Charter annually
  Review and approve the Internal Auditor's budget and staffing

Other

  Report Committee actions to the full Board of Directors and make appropriate recommendations
  Agree with Management and the independent and internal auditors on an annual detailed plan of Committee activities
  Review the Company's policies and procedures, including the Company's Code of Conduct, regarding compliance with the law, principles of business ethics, and the Foreign Corrupt Practices Act, and other matters relating to business conduct, and programs of legal compliance designed to prevent and detect violations of the law
  Review and reassess the adequacy of the Committee's charter annually
  Conduct or authorize investigations into matters within the Committee's scope of responsibilities, including retaining independent counsel, accountants or others needed to assist in an investigation
  Take such other actions as required by law, the Company's bylaws or the Board of Directors

AUDIT COMMITTEE REPORT IN THE

COMPANY'S PROXY STATEMENT

A report from the Audit Committee will be included in the Company's annual Proxy Statement and must disclose the following items:

  Whether the Audit Committee has reviewed and discussed the audited financial statements with Management
  Whether the Audit Committee discussed the matters required by SAS No. 61, as may be modified or supplemented, with the independent auditors
  Whether the Audit Committee has received the written disclosures and the letter from the independent auditors required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the auditors the auditors' independence
  Whether, based on the review and discussions listed above, it recommended to the Board of Directors that the financial statements be included in the annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission

MANAGEMENT'S RESPONSIBILITIES

TO THE AUDIT COMMITTEE

Management is responsible to provide, in a timely manner, all relevant information the Audit Committee needs to meet the responsibilities described in the charter. The Management and, in particular, the Chief Financial Officer will communicate regularly with the Committee Chairman and will provide ready access to all books, records and employees of the Company. Management is also responsible for an open line of communication with the Audit Committee.

MEETINGS

The Audit Committee may meet as often as may be necessary or appropriate, but must meet at least quarterly. The first quarter meeting is to review the Form 10-K and independent auditors' report on the financial statements. The fourth quarter meeting is to review the scope and procedural plans of the independent and internal audits for the upcoming year. Meetings may be held telephonically at the discretion of the Audit Committee Chairman. Minutes of the meetings must be kept and signed by the Secretary. A majority of the members of the Audit Committee shall constitute a quorum.